Exhibit 99.2

Contact:	FOR RELEASE:
Eliott Trencher	February 1, 2023
Executive Vice President,
Chief Investment Officer,
Interim Chief Financial Officer
(310) 481-8587
Or
Bill Hutcheson
Senior Vice President,
Investor Relations & Capital Markets
(415) 778-5678

KILROY REALTY CORPORATION REPORTS
FOURTH QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, February 1, 2023 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter and full year ended December 31, 2022.

Fourth Quarter and Full Year Highlights

Financial Results
•Achieved annual revenues in excess of $1.0 billion for the first time
•Revenues grew approximately 8.9% to $284.3 million for the quarter ended December 31, 2022, as compared to $261.1 million for the quarter ended December 31, 2021
•Net income available to common stockholders of $0.45 per diluted share, an increase of approximately 12.5% as compared to $0.40 per diluted share for the quarter ended December 31, 2021
•Funds from operations available to common stockholders and unitholders (“FFO”) of $139.9 million, or $1.17 per diluted share, an increase of approximately 11.4% as compared to $125.5 million, or $1.05 per diluted share for the quarter ended December 31, 2021

Leasing and Occupancy
•Stabilized portfolio was 91.6% occupied and 92.9% leased at December 31, 2022
•Concluded 2022 with the highest quarterly leasing volume, signing approximately 328,000 square feet of new and renewing leases, including approximately 102,000 square feet of leases signed in the development portfolio
◦GAAP and cash rents increased approximately 31.1% and 12.3%, respectively, from prior levels in the stabilized portfolio
•In January, signed approximately 131,000 square feet of new and renewing leases

Liquidity
•As previously disclosed in October, the company entered into a term loan agreement that provides for a $400.0 million unsecured delayed draw term loan facility with an additional $100.0 million accordion feature
◦In January, the company amended the term loan agreement to exercise the accordion feature for borrowings of up to $500.0 million, under which $200.0 million has been drawn
•As of the date of this release, the company had approximately $1.7 billion of total liquidity comprised of approximately $290.0 million of cash and cash equivalents, $300.0 million available under the unsecured term loan facility and full availability under the $1.1 billion unsecured revolving credit facility
•Investment grade credit rated with approximately 95% unsecured debt and no significant debt maturities until the fourth quarter of 2024

Dividend
•The company’s Board of Directors declared and paid a regular quarterly cash dividend on its common stock of $0.54 per share, equivalent to an annual rate of $2.16

Capital Allocation
•During the first quarter, completed the acquisition of a 2.9-acre land site in the Stadium District of Austin, adjacent to the Domain, for a cash purchase price of $40.0 million. The site is adjacent to Austin’s MLS Q2 Stadium and is fully-entitled for approximately 493,000 square feet of new Class A office
•During the third quarter, generated gross proceeds of $48.0 million and a gain on sale of $17.3 million from the company’s capital recycling program through the disposition of 3130 Wilshire in Santa Monica

Development and Redevelopment
•During the quarter, commenced GAAP revenue recognition on the entirety of the approximately 308,000 square foot space leased by Indeed, Inc. at our Indeed Tower development project in Austin
•During the quarter, commenced construction on the life science redevelopment of 4400 Bohannon Drive in the San Francisco Bay Area’s Menlo Park submarket. Additionally, in the first quarter, the company commenced construction on the life science redevelopment of 4690 Executive Drive in San Diego’s University Towne Center submarket
•Added approximately $615.0 million of new development and redevelopment properties to the stabilized portfolio during the year
◦333 Dexter, a $385.0 million, approximately 619,000 square foot office project located in Seattle’s Lake Union submarket, of which phase one was completed in 2020; the project is 100% leased to a global technology company
◦2100 Kettner, a $140.0 million, approximately 205,000 square foot office project located in the Little Italy submarket of San Diego; the project is 15% leased as of the date of this release
◦12340 El Camino Real, a $40.0 million, approximately 110,000 square foot life science redevelopment project located in the Del Mar submarket of San Diego, which is 100% leased
◦12400 High Bluff Drive, a $50.0 million, approximately 182,000 square foot life science redevelopment project located in the Del Mar submarket of San Diego, which is 100% leased

Sustainability and Corporate Social Responsibility
•For the fourth consecutive year, included in Bloomberg’s Gender Equality Index
•Named the GRESB Regional Sector Leader in the Americas for Development (Diversified), earning the highly competitive GRESB 5 Star designation
•For the seventh consecutive year, awarded the ENERGY STAR Partner of the Year Sustained Excellence Award
•Included as a member of the Dow Jones Sustainability World Index since 2017
•Listed on U.S. EPA’s National Top 100 List of largest green power users
•Received the Fitwel Best in Building Health Excellence Award for Most Certifications of All Time
•On-site solar at Kilroy properties has the capacity to generate over 6 megawatts of clean electricity, which is equivalent to over 1,200 homes’ electricity use for one year

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The company is providing a guidance range of Nareit-defined FFO per diluted share for the full year 2023 of $4.40 to $4.60 per share, with a midpoint of $4.50 per share.

	Full Year 2023 Range
	Low End	High End
Net income available to common stockholders per share - diluted	$1.85	$2.03

Weighted average common shares outstanding - diluted (1)	117,500	117,500

Net income available to common stockholders	$217,000	$239,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	2,600	3,100
Net income attributable to noncontrolling interests in consolidated property partnerships	24,000	26,000
Depreciation and amortization of real estate assets	316,000	316,000
Gains on sales of depreciable real estate	—	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(35,000)	(36,000)
Funds From Operations (2)	$524,600	$548,100

Weighted average common shares/units outstanding – diluted (3)	119,100	119,100

Funds From Operations per common share/unit – diluted (3)	$4.40	$4.60

Key Assumptions	2022 Actuals	2023 Assumptions
Same Store Cash NOI growth (4)	7.0%	0.0% to 2.0%
Average occupancy	91.2%	86.5% to 88.0%
Total development spending	$345 million	$450 million to $550 million
Dispositions	$48 million	$0 to $200 million

 ________________________
(1)Calculated based on estimated weighted average shares outstanding including non-participating share-based awards.
(2)See management statement for Funds From Operations at end of release.
(3)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders and common unitholders.
(4)See management statement for Same Store Cash Net Operating Income on page 35 of our Supplemental Financial Report furnished on Form 8-K with this press release.

The company’s guidance estimates for the full year 2023, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. Although these guidance estimates reflect the impact on the company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the company’s capital needs, the particular assets being sold and the company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the company’s control. There can be no assurance that the company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
The company’s management will discuss fourth quarter results and the current business environment during the company’s February 2, 2023 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/attendee/252527669. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (844) 200-6205 and enter access code 029719 five to 10 minutes prior to the start time to allow time for registration. International callers should dial (929) 526-1599 and enter the same passcode. In order to bypass speaking to the operator on the day of the call, please pre-register anytime at https://www.netroadshow.com/events/login?show=897e4b95&confId=44832. A replay of the conference call will be available via telephone on February 2, 2023 through February 9, 2023 by dialing (866) 813-9403 and entering passcode 044544. International callers should dial (929) 458-6194 and enter the same passcode. The replay will also be available on our website at https://investors.kilroyrealty.com/shareholders/investor-events/default.aspx.

About Kilroy Realty Corporation

Kilroy Realty Corporation (NYSE: KRC, the “company”, “Kilroy”) is a leading U.S. landlord and developer, with operations in San Diego, Greater Los Angeles, the San Francisco Bay Area, the Pacific Northwest and Austin, Texas. The company has earned global recognition for sustainability, building operations, innovation and design. As pioneers and innovators in the creation of a more sustainable real estate industry, the company’s approach to modern business environments helps drive creativity and productivity for some of the world’s leading technology, entertainment, life science and business services companies.

The company is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring and managing office, life science and mixed-use projects.

As of December 31, 2022, Kilroy’s stabilized portfolio totaled approximately 16.2 million square feet of primarily office and life science space that was 91.6% occupied and 92.9% leased. The company also had more than 1,000 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 93.3%. In addition, the company had two in-process life science redevelopment projects with total estimated redevelopment costs of $80.0 million, totaling approximately 100,000 square feet, and three in-

process development projects with an estimated total investment of $1.7 billion, totaling approximately 1.7 million square feet of office and life science space. The in-process development and redevelopment office and life science space is 36% leased.

A Leader in Sustainability and Commitment to Corporate Social Responsibility
Kilroy has a longstanding commitment to sustainability and continues to be a recognized leader in our sector. For over a decade, the company and its sustainability initiatives have been recognized with numerous honors, including being listed on the Dow Jones Sustainability World Index, earning the GRESB five star rating and being named a sector and regional leader in the Americas. Other honors have included the Nareit Leader in the Light Award, being named ENERGY STAR Partner of the Year and receiving the ENERGY STAR highest honor of Sustained Excellence.

Kilroy is proud to have achieved carbon neutral operations across our portfolio since 2020. The company’s office portfolio was 71% LEED certified and 46% Fitwel certified, and 67% of eligible properties were ENERGY STAR certified as of December 31, 2022.

A significant part of the company’s foundation is its commitment to enhancing employee growth, satisfaction and wellness while maintaining a diverse and thriving culture. For the fourth year in a row, the company has been named to Bloomberg’s Gender Equality Index, which recognizes companies committed to supporting gender equality through policy development, representation, and transparency.

More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our quarterly report on Form 10-Q for the period ending September 30, 2022 and in our annual report on Form 10-K for the year ended December 31, 2021 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues	$284,344	$261,085	$1,096,987	$955,040

Net income available to common stockholders	$52,625	$47,646	$232,615	$628,144

Weighted average common shares outstanding – basic	116,878	116,462	116,807	116,429
Weighted average common shares outstanding – diluted	117,389	117,110	117,220	116,949

Net income available to common stockholders per share – basic	$0.45	$0.41	$1.98	$5.38
Net income available to common stockholders per share – diluted	$0.45	$0.40	$1.97	$5.36

Funds From Operations (1)(2)	$139,855	$125,477	$556,631	$462,314

Weighted average common shares/units outstanding – basic (3)	118,568	118,365	118,586	118,349
Weighted average common shares/units outstanding – diluted (4)	119,079	119,012	118,999	118,868

Funds From Operations per common share/unit – basic (2)	$1.18	$1.06	$4.69	$3.91
Funds From Operations per common share/unit – diluted (2)	$1.17	$1.05	$4.68	$3.89

Common shares outstanding at end of period			116,878	116,464
Common partnership units outstanding at end of period			1,151	1,151
Total common shares and units outstanding at end of period			118,029	117,615

			December 31, 2022	December 31, 2021
Stabilized office portfolio occupancy rates: (5)
Greater Los Angeles			85.2%	86.1%
San Diego County			86.2%	95.9%
San Francisco Bay Area			95.5%	92.4%
Greater Seattle			97.7%	97.2%
Weighted average total			91.6%	91.9%

Total square feet of stabilized office properties owned at end of period: (5)
Greater Los Angeles			4,332	4,437
San Diego County			2,698	2,427
San Francisco Bay Area			6,164	6,212
Greater Seattle			3,000	2,381
Total			16,194	15,457
________________________
(1)Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(3)Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for December 31, 2021 include the office properties that were sold subsequent to December 31, 2021.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	December 31, 2022	December 31, 2021
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,738,242	$1,731,982
Buildings and improvements	8,302,081	7,543,585
Undeveloped land and construction in progress	1,691,860	2,017,126
Total real estate assets held for investment	11,732,183	11,292,693
Accumulated depreciation and amortization	(2,218,710)	(2,003,656)
Total real estate assets held for investment, net	9,513,473	9,289,037

Cash and cash equivalents	347,379	414,077
Restricted cash	—	13,006
Marketable securities	23,547	27,475
Current receivables, net	20,583	14,386
Deferred rent receivables, net	452,200	405,665
Deferred leasing costs and acquisition-related intangible assets, net	250,846	234,458
Right of use ground lease assets	126,530	127,302
Prepaid expenses and other assets, net	62,429	57,991
TOTAL ASSETS	$10,796,987	$10,583,397

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$242,938	$248,367
Unsecured debt, net	4,020,058	3,820,383
Accounts payable, accrued expenses and other liabilities	392,360	391,264
Ground lease liabilities	124,994	125,550
Accrued dividends and distributions	64,285	61,850
Deferred revenue and acquisition-related intangible liabilities, net	195,959	171,151
Rents received in advance and tenant security deposits	81,432	74,962
Total liabilities	5,122,026	4,893,527

EQUITY:
Stockholders’ Equity
Common stock	1,169	1,165
Additional paid-in capital	5,170,760	5,155,232
Retained earnings	265,118	283,663
Total stockholders’ equity	5,437,047	5,440,060
Noncontrolling Interests
Common units of the Operating Partnership	53,524	53,746
Noncontrolling interests in consolidated property partnerships	184,390	196,064
Total noncontrolling interests	237,914	249,810
Total equity	5,674,961	5,689,870
TOTAL LIABILITIES AND EQUITY	$10,796,987	$10,583,397

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
REVENUES
Rental income	$281,688	$259,145	$1,086,018	$948,994
Other property income	2,656	1,940	10,969	6,046
Total revenues	284,344	261,085	1,096,987	955,040

EXPENSES
Property expenses	55,323	45,519	202,744	165,702
Real estate taxes	27,151	21,681	105,869	93,209
Ground leases	2,092	1,862	7,565	7,421
General and administrative expenses	25,217	23,267	93,642	92,749
Leasing costs	1,404	876	4,879	3,249
Depreciation and amortization	91,396	87,309	357,611	310,043
Total expenses	202,583	180,514	772,310	672,373

OTHER INCOME (EXPENSES)
Interest and other income, net	1,264	230	1,765	3,916
Interest expense	(23,550)	(18,726)	(84,278)	(78,555)
Gains on sales of depreciable operating properties	—	5,297	17,329	463,128
Loss on early extinguishment of debt	—	(12,246)	—	(12,246)
Total other (expenses) income	(22,286)	(25,445)	(65,184)	376,243

NET INCOME	59,475	55,126	259,493	658,910

Net income attributable to noncontrolling common units of the Operating Partnership	(588)	(463)	(2,283)	(6,163)
Net income attributable to noncontrolling interests in consolidated property partnerships	(6,262)	(7,017)	(24,595)	(24,603)
Total income attributable to noncontrolling interests	(6,850)	(7,480)	(26,878)	(30,766)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$52,625	$47,646	$232,615	$628,144

Weighted average common shares outstanding – basic	116,878	116,462	116,807	116,429
Weighted average common shares outstanding – diluted	117,389	117,110	117,220	116,949

Net income available to common stockholders per share – basic	$0.45	$0.41	$1.98	$5.38
Net income available to common stockholders per share – diluted	$0.45	$0.40	$1.97	$5.36

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income available to common stockholders	$52,625	$47,646	$232,615	$628,144
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	588	463	2,283	6,163
Net income attributable to noncontrolling interests in consolidated property partnerships	6,262	7,017	24,595	24,603
Depreciation and amortization of real estate assets	89,536	85,628	350,665	303,799
Gains on sales of depreciable real estate	—	(5,297)	(17,329)	(463,128)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(9,156)	(9,980)	(36,198)	(37,267)
Funds From Operations(1)(2)(3)	$139,855	$125,477	$556,631	$462,314

Weighted average common shares/units outstanding – basic (4)	118,568	118,365	118,586	118,349
Weighted average common shares/units outstanding – diluted (5)	119,079	119,012	118,999	118,868

Funds From Operations per common share/unit – basic (2)	$1.18	$1.06	$4.69	$3.91
Funds From Operations per common share/unit – diluted (2)	$1.17	$1.05	$4.68	$3.89
 ________________________
(1)We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of Nareit. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)Reported amounts are attributable to common stockholders and common unitholders.

(3)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $5.1 million and $3.5 million for the three months ended December 31, 2022 and 2021, respectively, and $19.3 million and $16.5 million for the year ended December 31, 2022 and 2021, respectively.

(4)Calculated based on weighted average shares outstanding including participating share-based awards (i.e. certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.